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                                 LEASE

     LEASE made and entered into this 17 day of December, 1984, between BGR Associates, a California limited partnership ("Lessor") and CETUS
CORPORATION, a Delaware corporation ("Lessee").

     1.0  BASIC LEASE TERMS.

          1.1 COMMENCEMENT OF LEASE: The term of this Lease shall commence as of the date of this Lease shown above.

          1.2  INITIAL LEASE TERM: Through June 30, 1990.

          1.3  MONTHLY RENT: $47,085.25.

          1.4  ANNUAL RENT ADJUSTMENT: See Paragraph 4.2.

          1.5  LESSEE'S INITIAL PRO RATA SHARE: 30.77%

          1.6 USE: All uses consistent with the activities of a biotechnology company, including without limitation laboratory, manufacturing and office uses and other uses reasonably ancillary thereto.

     2.0  PREMISES

          2.1 DESCRIPTION. Lessor hereby leases to Lessee all of Building R constituting approximately 34,175 square feet of floor area and a portion of Buildings N and Q constituting approximately 5,822 square feet of floor area (together, the "Premises"). The Premises constitute a portion of a larger piece of real property owned by Lessor, commonly known as Buildings N, Q and R at 4560 Horton Street, Emeryville, California and which constitutes approximately 130,000 square feet of floor area (the "Property"). The Premises are further delineated as the space cross-hatched in Exhibit A attached hereto. The Premises may be enlarged, reduced or changed in accordance with the terms of Paragraphs 2.3, 2.5, 2.6, and 2.7 below.


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     2.2  POSSESSION. It is understood that Lessee occupies the Premises as of the date of this Lease. Lessor shall secure to Lessee the quiet, peaceful and undisturbed possession of the Premises during the Term of this Lease against any persons who claim any title to or interest in the Premises.

     2.3 OPTION TO LEASE ADDITIONAL SPACE. Lessee is hereby granted an option to lease additional space in Building Q as designated on Exhibit B attached hereto (the "Option Space"), at $.75 per square foot (subject to adjustment under Paragraph 4.2) and on such other terms and conditions applicable to the Premises as set forth in this Lease. It is understood that the Option Space is currently occupied by other tenants pursuant to existing leases, and that Lessee shall be entitled to exercise such option from time to time as existing leases for the Option Space expire. Lessor agrees not to make any commitments to lease any or all of the Option Space to third parties
(including to existing tenants who may wish to remain in their premises) other than as in effect as of the date hereof without complying with the option provided for herein. Lessee has received a list updated as of the date of this Lease of all leases covering the Option Space, the termination dates of such leases and all existing options with regard to the Option Space. In addition, Lessor shall notify Lessee in writing, no later than 60 days prior to the expiration of any such lease, of the scheduled expiration date of such lease. Lessee may exercise its option with respect to all (but not a part of) the Option Space being vacated by another tenant by serving written notice upon Lessor no later than 45 days prior to the scheduled expiration of the existing lease in effect for the Option Space being vacated (the "Prior Lease") or within 60 days after Lessee receives written notice from Lessor that the Prior Lease has been terminated effective as of a date before its scheduled expiration date. Notwithstanding anything to the contrary above, if Lessee is in default in the payment of rent or in making other payments required to be made by Lessee hereunder at any time between and including the date notice of exercise of the option is delivered to Lessor and the date occupancy of the Option Space commences, then the option may be voided by Lessor and if so voided shall be of no effect.

     2.4 CONSTRUCTION. Upon due exercise of Lessee's option for a portion of the Option Space, Lessor shall promptly commence construction of the improvements to such portion of the Option Space as described in Exhibit C attached hereto, unless as to Option Space which is being leased by Lessee as the result of the termination of a Prior Lease before its scheduled expiration date, Lessee elects by written notice to Lessor to delay construction of the improvements until the originally scheduled expiration date of


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the Prior Lease. Rent owing on Option Space for which a written election to delay construction is made shall prior to the scheduled expiration date of the Prior Lease be at the rent which would have been payable by the tenant under the Prior Lease. Lessor shall expend all funds and do all acts required to have the improvements constructed in a first class and timely manner. Lessee shall vacate the Option Space to be improved during construction. Regardless of when the construction work is performed, Lessee shall not be obligated to pay rent with respect to Option Space during construction and until substantial completion. Substantial completion shall occur when the Option Space is in such condition as to permit Lessee to occupy the Option Space for Lessee's intended use of the Premises. At the time Lessee exercises its option with respect to any Option Space, Lessee and Lessor shall mutually agree in writing on the approximate number of days that will be required to perform all of Lessor's improvements for such Option Space. Delay in completing construction of the improvements in any Option Space beyond the number of days previously agreed upon shall not effect the validity of this Lease nor shall it extend the Term or render Lessor liable to Lessee for any loss or damage resulting therefrom; provided that if such delay continues for 60 days or longer Lessee shall have the right to terminate the Lease as to such Option Space and to recover any loss or damage resulting from such delay. Notwithstanding anything to the contrary above, if Lessee requests changes in the construction requirements shown on Exhibit C, and Lessor consents to such changes, Lessee shall be obligated to pay rent at $.75 per square foot for the period of the delay caused by the request changes.

     2.5 VACATING EXISTING SPACE. When Lessee takes possession of Option Space as provided in Paragraph 2.3 above, it will vacate space on the first floor of Building N which is approximately equivalent in floor area to the Option Space in Building Q for which it has exercised its option, until such time as Lessee has vacated all of its space on the first floor of Building
N. Notice of the space to be vacated shall be given by Lessee to Lessor at the time Lessee serves Lessor with notice of its exercise of the option. Lessee's lease obligations with respect to the vacated space shall terminate as of the date Lessee's rental obligations commence for the space of equivalent square footage in Building Q for which Lessee has exercised its option. After receiving notice of Lessee's exercise of its option, Lessor shall have the right to show the Premises to be vacated in Building N to prospective new tenants during Lessee's normal business hours and upon reasonable advance oral or written notice.


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     2.6  OPTION TO TERMINATE SPACE. Lessee shall have the option at any time during the Term to terminate this Lease as to any or all of that portion of the Premises located on the first floor of Building N by serving no less than 90 days' prior written notice upon Lessor. Lessee's obligations under this Lease shall terminate as to such space only on the later of (a) the date the space is actually vacated by Lessee or (b) the date specified in a notice served upon Lessor in accordance with the requirements above.

     2.7 STORAGE SPACE. Lessee shall have the right from the Commencement Date through 30 days after the Commencement Date to store furniture in (a) Building No. 23 and (b) the approximately 1,300 square feet of storage space on the first floor of Building N as designated on Exhibit D attached hereto. Such storage space shall be subject to this Lease but shall during such 30 days be without charge to Lessee. If Lessee remains in possession of such space after 30 days from the Commencement Date, with Lessor's consent, then a tenancy from month to month will be created with respect to such space at a rental of $.40 per square foot and on such other terms and conditions as set forth herein.

     2.8 ACCESS. At all times during the Term of this Lease Lessee shall have unrestricted access between the various portions of the Premises via the interior corridors and interior stairwells of Buildings N and Q, and the exterior walkway between Buildings N and Q, all of which are marked "Access Route" on Exhibit A. Lessor further grants Lessee unrestricted ingress and egress to the Premises from Horton Street and 53rd Street via existing driveways and parking areas or replacements thereof.

     2.9 BRIDGEWAY. Lessee shall have exclusive access to the bridgeway over 53rd Street from Building N; provided that Lessee acknowledges that Lessor makes no representations as to Lessee's right as against third parties to use the bridgeway, and that a third party may assert title to the bridgeway. Lessee shall at its cost and expense take reasonable steps to maintain the bridgeway in its condition existing on the Commencement Date, excepting reasonable wear and tear and repair of damage caused by act of God, Fire or other casualty. Lessor has no responsibility to maintain the bridgeway. Lessee shall be responsible for monitoring access to the bridgeway from Building N, and may take any steps it deems necessary or desirable to restrict access to the bridgeway to persons authorized by Lessee, including placing a lock on the entry to such bridgeway. Lessee shall maintain liability insurance, with a coverage limit equivalent to the policy specified in Paragraph 6.4, covering injury resulting from


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Lessee's use of the bridgeway. Notwithstanding anything to the contrary herein, Lessee shall in no event be obligated to repair or replace the bridgeway if it is damaged or destroyed. Lessee shall indemnify and hold harmless Lessor from any claims arising from injury to persons using the bridgeway (other than persons gaining access to the bridgeway through the negligence or willful misconduct of Lessor) or other injuries caused by the bridgeway, or relating to damage to Building N caused by damage to the bridgeway. Lessee and Lessor acknowledge that the bridgeway is not attached structurally to Building N.

     3.0  TERM.

          3.1 INITIAL TERM. The Lease shall commence on the date specified in Paragraph 1.1 above (the "Commencement Date") and shall continue thereafter through the date specified in Paragraph 1.2 above (the "Initial Term"), unless sooner terminated pursuant to this Lease.

          3.2 OPTION TO EXTEND TERM. Lessee is hereby granted an option to extend the Term for a 14 year period following expiration of the Initial Term by giving written notice to Lessor of Lessee's intent to exercise such option (the "Option Notice") at least 150 days before the expiration of the Initial Term, subject to the following sentence. Notwithstanding anything to the contrary in the foregoing sentence, if Lessee does not give the Option Notice within 150 days before the expiration of the Initial Term, Lessor will request Lessee in writing, not later than 140 days before the expiration of the Initial Term, to indicate whether it intends to exercise its option to extend the term, and Lessee may effectively exercise such option by giving the Option Notice not later than 10 days after receipt of Lessor's written request. Notwithstanding anything to the contrary in this Lease, Lessee may terminate this Lease effective as of the second, fourth, sixth, eighth, tenth or twelfth anniversary of the commencement of the extended term by serving written notice upon Lessor of its intent to terminate no later than 90 days prior to such applicable anniversary date. The extended term shall be on the same terms and conditions set forth herein, with the rent continuing to be adjusted on an annual basis as set forth in Paragraph 4.2 below. All references to the "Term" in this Lease shall include the Initial Term set forth in Paragraph 3.1 plus any extensions pursuant to this Paragraph. Notwithstanding anything to the contrary above, if Lessee is in default in the payment of rent, or in making other payments required to be made by Lessee under this Lease, on the date the Option Notice is delivered to Lessor or on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the Initial Term.


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     4.0  RENT.

          4.1 MONTHLY RENT. Lessee shall pay to Lessor as rent for the Premises in advance on the first day of each calendar month of the Term without deduction, offset, prior notice or demand, in lawful money of the United States, the sum specified in Paragraph 1.3 above, which monthly rent is calculated at $1.25 per square foot for space in Building R and $.75 per square foot for space in Buildings N and Q. If the Commencement Date is not the first day of a calendar month, the monthly rent for the first fractional month shall be prorated. Concurrent with Lessee's execution of this Lease, Lessee is paying to Lessor the first monthly installment of rent. If any Option Space is taken pursuant to Paragraph 2.3 above, the rent for such space shall be determined in accordance with the terms of Paragraphs 2.3 and 2.4.

          4.2 ANNUAL RENT ADJUSTMENT. The rent owning hereunder pursuant to Paragraph 4.1 (as adjusted by Paragraphs 2.3, 2.4, 2.5 and 2.6) shall be adjusted upwards on the first, second, third and fourth anniversaries of the Commencement Date, or if the Commencement Date is not the first day of a calendar month, then the anniversary of the first day of the first full calendar month following the Commencement Date (each anniversary of such date being referred to as the "Adjustment Date"), by adding to the rent in effect immediately before the Adjustment Date the GREATER of (a) an amount determined by multiplying the rental payable on the commencement of this Lease (the "Base Rental") by 2/3 of the percentage increase, if any, occurring between the Adjustment Date and the immediately preceding Adjustment Date (or the Commencement Date, in the case of the first Adjustment Date) in the Consumer Price Index (all items) for all urban consumers (1967 = 100) for the San Francisco-Oakland metropolitan area as published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") or (b) 5% of the Base Rental. Notwithstanding anything to the contrary above, in no case shall the annual rent adjustment exceed 7% of the Base Rental. On the fifth through tenth Adjustment Dates, the rent then in effect shall be adjusted upwards by the LESSER of the amounts determined under (a) and (b) above. For purposes of determining the Base Rental, the "rental payable on the commencement of this Lease" shall mean the monthly rental set forth in Paragraph 1.3, subject to increase or decrease at the rate of $.75 per square foot as space is added or subtracted pursuant to Paragraphs 2.3, 2.4, 2.5 and 2.6. On the eleventh Adjustment Date and each subsequent Adjustment Date during the Term and any extension thereof, the monthly rent may be increased by adding to the rent in effect immediately before the Adjustment Date an amount determined by multiplying the rental in effect immediately prior to such


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Adjustment Date by 2/3 of the percentage increase in the CPI, if any, occurring between the Adjustment Date and the immediately preceding Adjustment Date. For purposes of computing percentage increases in the CPI, CPI figures reported immediately prior to the Commencement Date and the respective Adjustment Dates shall be utilized. Should the Bureau of Labor Statistics discontinue the publication of said index numbers, then Lessor and Lessee shall mutually adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

          4.3 MODE OF PAYMENT. Lessee shall pay all rent due Lessor at Lessor's address set forth on the signature page hereof, or any such other place as Lessor may designate from time to time in writing.

          4.4 PRO RATA SHARE. Lessee shall pay its pro rata share of property taxes and insurance, and allocable portions of utilities, in accordance with the terms of this Lease. All references herein to Lessee's pro rata share of any expense shall mean the total expense to any such item multiplied by a fraction, the numerator of which shall be the total floor area of the Premises and the denominator of which shall be the total floor area of leaseable space included in the Property. Lessee's initial pro rata share is set forth in Paragraph 1.5 and is based upon the areas specified in Paragraph 2.1. For purposes of determining the pro rata share with respect to additions or reductions to the Premises, "floor area" shall be measured by
(i) the interior surface of all exterior walls and from the center of all walls separating the Premises from adjacent premises or common areas; or (ii) if Lessee occupies an entire building or an entire floor of a building, by the exterior surface of exterior walls. In the event of nonpayment of all or any portion of such charges, costs and expenses, Lessor shall have the same rights and remedies as provided in this Lease for failure of Lessee to pay rent. Lessee may in addition pay its pro rata share of the costs of certain other services as Lessor and Lessee shall in their reasonable judgment agree from time to time. By way of example and not by way of limitation, Lessee shall not be under any obligation to agree to pay Lessor for services if Lessee has (a) determined to provide such services on its own either through its own work force or through independent contractors; (b) determined that such services are not necessary or desirable for Lessee's use of the Premises; or (c) determined that the cost of such services as proposed by Lessor is excessive.


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          4.5  LATE CHARGES. Lessee  hereby acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent due from Lessee shall not be received by Lessor or Lessor's designee within 10 days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee.

     5.0  TAXES.

          5.1 REAL PROPERTY TAXES. Lessor shall pay prior to delinquency the real property taxes and assessments levied throughout the Term of this Lease against the Property. Lessee shall pay to Lessor its pro rata share (in accordance with Paragraph 4.4) of such taxes and assessments no later than 15 days prior to the date payment must be made by Lessor; provided that Lessor delivers to Lessee at least 30 days prior to such payment date a written invoice for Lessee's share of such taxes together with a copy of the applicable bills from taxing authorities, and provided further that (i) Lessee shall in no event be required to pay any portion of taxes or assessments that are based upon or derived from Lessor's income; and (ii) Lessee shall pay its pro rata share of only one-half of any increase in real property taxes arising from or triggered by a transfer after the date of this Lease of all or any portion of any interest in the Property.

          5.2 PERSONAL PROPERTY TAXES. Lessee shall pay before delinquency all taxes levied or assessed on Lessee's trade fixtures, furnishings, merchandise, equipment and other personal property in and on the Premises. If at any time after any tax or assessment has become due or payable Lessee or its legal representative neglects to pay such tax or assessment, Lessor shall be entitled, but not obligated, to pay the same at any time thereafter and such amount so paid by Lessor shall be repaid by Lessee to Lessor with Lessee's next rent installment.

     6.0  INSURANCE

          6.1 PROPERTY INSURANCE. Lessor shall at all times during the term hereof, procure and continue in force standard form policies of earthquake insurance, flood insurance and business interruption insurance, and a policy of "all risk" property


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insurance (including sprinkler, vandalism and malicious mischief coverage)
for full replacement value (replacement cost new, including debris removal and demolition, if applicable) of the Property with a "guaranteed replacement cost endorsement" or its equivalent. Lessor shall also maintain boiler and machinery insurance on all boilers, heating and air conditioning equipment and other standard equipment in, on or about the Property routinely covered by such insurance, if any of these items and the damage that may be caused by them are not covered by the "all risk" insurance referred to above. The boiler and machinery insurance shall have limits of not less than $100,000 per occurrence. Lessee shall within 30 days following Lessor's annual notification thereof (which notification shall be accompanied by copies of applicable premium bills), but not earlier than 15 days prior to the date premiums for such insurance are due to be paid by Lessor, pay to Lessor Lessee's pro rata share of the cost of such insurance.

          6.2 PROPERTY INSURANCE - FIXTURES AND INVENTORY. During the Term, Lessee shall, at its sole expense, maintain insurance with "all risk" coverage on any of Lessee's trade fixtures, furnishings, merchandise, equipment or other personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof.

          6.3 LESSOR'S LIABILITY INSURANCE. During the Term, Lessor shall, at its sole cost and expense, maintain a policy or policies of comprehensive general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Property, with combined single limit coverage of not less than Two Million Dollars ($2,000,000). The limits of such insurance shall not limit the liability of Lessor. Such insurance shall name Lessee as an additional insured. Lessor shall furnish to Lessee prior to the Commencement Date, and at least 10 days prior to the expiration date of any policy, certificates indicating that the insurance policies required to be maintained by Lessor under Paragraph 6.3 and Paragraph 6.1 are in full force and effect; that Lessee has been named an additional insured on Lessor's general liability policy, and that all such policies will not be cancelled unless 30 days' prior within notice of the proposed cancellation has been given to Lessee. Such policies shall provide that Lessee, although an additional insured, may recover under the insurance policy for any loss suffered by Lessee by reason of Lessor's negligence, and shall include a broad form liability endorsement.

          6.4 LESSEE'S LIABILITY INSURANCE. During the Term, Lessee shall, at its sole cost and expense, maintain comprehensive general liability insurance insuring Lessee against liability for bodily injury, death or property damage arising out of Lessee's use or


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occupancy of the Premises, with combined single limit coverage of not less than Two Million Dollars ($2,000,000). The limits of such insurance shall not limit the liability of Lessee. Such insurance shall name Lessor as an additional insured. Lessee shall furnish to Lessor prior to the Commencement Date, and at least 10 days prior to the expiration date of any policy, certificates indicating that the liability insurance required by Lessee above is in full force and effect; that Lessor has been named as an additional insured, and that all such policies will not be cancelled unless 30 days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, which approval shall not be unreasonably withheld and with policies in form reasonably satisfactory to Lessor. Said policies shall provide that Lessor, although an additional insured, may recover under the insurance policy for any loss suffered by Lessor by reason of Lessee's negligence, and shall include a broad form liability endorsement.

          6.5 WAIVER OF SUBROGATION. Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under the other by way of subrogation or otherwise for any loss or damage to property or injury to persons covered by any policy of insurance carried by the other party, even if such loss, damage or injury was caused by the other party. Lessor and Lessee shall each obtain a waiver of subrogation from its insurer with respect to any policy of insurance covering the Premises, the Property or any activities taking place therein. If either party shall fail to obtain a waiver of subrogation as required hereunder, such party shall indemnify, defend and save the other party harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities attributable to such failure.

          6.6 WORKERS' COMPENSATION INSURANCE. Lessee shall, at its sole expense, maintain and keep in force during the Term a policy or policies of Workers' Compensation Insurance and any other employee benefit insurance sufficient to comply with all laws, statutes, ordinances and governmental rules, regulations or requirements applicable to Lessee.

     7.0  MAINTENANCE

          7.1 PREMISES - LESSEE'S OBLIGATIONS. Lessee shall at its sole cost and expense keep and maintain the Premises and all appurtenances and improvements therein in good order, condition and repair, except for reasonable wear and tear; provided, however, that Lessee shall not be responsible for (i) maintenance to those portions of the


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Premises for which Lessor is responsible under Paragraph 7.2; (ii) repair of damage to the Premises due to acts of God, fire or other casualty; or (iii) damage caused by negligence or willful misconduct of Lessor or any of its agents, employees, contractors, licensees or concessionaires. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Lessee further agrees to keep the interior of the Premises, such as the windows, floors, walls, doors and fixtures clean and neat in appearance and to remove all trash and debris which may be found in the Premises. If Lessor reasonably deems any repairs and/or maintenance to be made by Lessee necessary and Lessee refuses or neglects to commence such repairs and/or maintenance and complete the same with reasonable dispatch upon demand, Lessor may upon reasonable notice enter the Premises and cause such repairs and/or maintenance to be made. Lessee agrees that within 30 days after demand, it shall pay to Lessor the cost of any such repairs.

          7.2 PREMISES - LESSOR'S OBLIGATIONS. Lessor shall at its sole cost and expense keep and maintain in good order, condition and repair (excluding reasonable wear and tear and damage caused by the negligence or willful misconduct of Lessee or any of its agents, employees, contractors, licensees or concessionaries) the roof, exterior walls, foundation and all structural portions of the Premises and the buildings in which the Premises are located, and all service facilities including without limitation elevators and the following, up to the point where they enter the Premises: main plumbing lines, sewer connections, main electrical systems and heating systems. For the purpose of the foregoing sentence, the parties acknowledge that the boiler located on the roof of Building R is not located within the Premises and is to be maintained by Lessor. If Lessee reasonably deems any repairs and/or maintenance to be made by Lessor necessary and Lessor refuses or neglects to commence such repairs and/or maintenance and complete the same with reasonable dispatch upon demand, Lessee may cause such repairs and/or maintenance to be made. Lessor agrees that within 30 days after demand, it shall pay to Lessee the cost of any such repairs.

          7.3 COMMON AREAS. Lessor shall at its sole cost and expense maintain the common areas of the Property, including without limitation common hallways, bathrooms and entrances, and maintain landscaping, sidewalks and parking areas outside the buildings included in the Property, in good order and condition, except that damage occasioned by the act of Lessee shall be repaired by Lessor at Lessee's expense. Such common hallways, bathrooms, entrances, landscaping, parking areas and similar areas are referred to herein as the "common areas". Lessee shall notify Lessor, orally or in


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writing, of any repairs or maintenance to the common areas of which Lessee becomes aware which may be required, and Lessor shall make all repairs in a prompt and timely manner. Lessor shall also provide first-class landscaping, janitorial and security services for the common areas. Prior to retaining any person or entity to provide any such service, Lessor shall notify Lessee in writing of the identity of such person or entity and the cost of such service. If, within 20 days after receipt of such notice from Lessor, Lessee notifies Lessor in writing giving the name of one or more alternative, comparably-qualified providers of such service, together with a cost quotation for such service which is lower than the cost proposed by Lessor, then Lessor shall at its option (i) retain the lower cost provider of such service as suggested by Lessee, in which case Lessee shall pay its pro rata share of the cost of such service as set forth below; or (ii) not retain such lower-cost provider, in which case Lessee shall not be required to pay its pro rata share of the cost of such service. With respect to each service for which Lessor chooses alternative (i) above or for which Lessee does not propose alternative providers within such 20-day period, Lessee shall pay its pro rata share of the actual cost of such service within 10 days after receipt of Lessor's monthly statement thereof, accompanied by copies of invoices covering the costs referred to in the statement.

          7.4 ALTERATIONS, CHANGES AND ADDITIONS BY LESSEE. No structural changes, alterations, or additions, the estimated cost of which exceeds $10,000 within one year, shall be made by Lessee to the Premises without the prior written consent of Lessor which Lessor will not unreasonably withhold. Lessor hereby consents to all such improvements specified in Cetus Plans R-1 through R-4 dated May 15, 1984 which Lessor has reviewed and approved. As used herein, alterations include utility installations such as ducting, power panels, flourescent fixtures, base heaters, conduit and wiring. As a condition to giving such consent Lessor may require at the time of giving its consent to certain alterations, additions or improvements, that Lessee agree to remove such alterations, additions or improvements at the expiration of the Term and to repair any damage caused by such removal. All changes, alterations or additions to be made to the Premises for which consent is required hereunder shall be made substantially in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work. If the written consent of Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit Lessor to post a notice of nonresponsibility. All such alterations, changes and additions shall be constructed in a good and workmanlike manner in accordance with all ordinances and laws relating thereto. Any such structural changes, alterations or additions to or on the Premises shall remain for the benefit of and become the property of Lessor upon termination of this Lease except for improvements for which Lessor has required removal at the time of consenting thereto. Nothing in this Lease is intended to amend or affect in any way the obligation of Lessor to reimburse Lessee for improvements to


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

Building R and for roofing costs in accordance with the terms of the Purchase and Sale Agreement, dated November 8, 1984, between Lessee and Lessor.

          7.5 LESSOR'S IMPROVEMENTS. Lessor shall at its sole cost and expense perform in a first-class timely manner all the improvements as set forth in Exhibit C hereto on the Premises and on the Property, in accordance with more detailed plans and specifications to be approved by Lessee in writing prior to commencement of any such improvements. Such Lessor improvements shall be performed in accordance with the time schedule set forth in Exhibit C, and (except for improvements in the Option Space) shall be completed in no event later than 18 months after the Commencement Date. The improvements shall be performed with minimal disruption of Lessee's use of the Premises. All such improvements shall be constructed in a good and workmanlike manner and in accordance with all ordinances and laws relating thereto.

          7.6 PLUMBING. Lessee shall not use the plumbing facilities for any purpose other than uses reasonably consistent with Lessee's intended use of the Premises. The expense of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Lessee, its agents, employees or invitees of substances not normally used or disposed of in the business of Lessee into the plumbing facilities shall be borne by Lessee.

          7.7 LIENS. Lessee shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within 20 days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a property bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor shall be payable to Lessor by Lessee on demand. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Lessor shall deem proper, for the protection of Lessor and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Lessee shall give to Lessor at least 10 business days' prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises that could legally give rise to such liens.

     8.0  UTILITIES

          Lessee shall pay prior to delinquency throughout the term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, janitorial services, and all other materials and utilities supplied to the Premises excluding those services supplied pursuant to Paragraph 7.3. If any such services are not separately metered, Lessee shall pay a proportionate share of such utilities allocable to Lessee's usage, the determination of such share to be made jointly and in good faith by Lessee and Lessor on the basis of proportionate use of such utilities by occupants of the Property whose use is metered jointly. Payment is to be made by Lessee within 15 days of receipt from Lessor of the statement for such charges.

     9.0  USE OF PREMISES

          9.1 USE. The Premises shall be used and occupied by Lessee for only the purposes specified in Paragraph 1.6 and for no other purposes without obtaining the prior written approval of Lessor, which consent Lessor shall not unreasonably withhold. This Lease shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and relating to the use of the Premises. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

          9.2  USES PROHIBITED.

               a. INSURANCE. Lessee shall not do or permit anything to be done in or about the Premises which will cause an increase in the existing rate of insurance upon the Premises (unless Lessee shall pay an increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering said Premises or any building of which the Premises may be a part, nor shall Lessee sell or permit to be kept, used or sold in or about such Premises any articles which may be prohibited by a standard form policy of fire insurance.

               b. INTERFERE WITH OTHER TENANTS. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of any building of which the Premises may be a part or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

                c. COMPLIANCE WITH LAW. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, insofar as they relate to the condition, use or occupancy of the Premises, excluding requirements of code compliance and/or structural changes not related to Lessee's acts.

                d. SIGNS. Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.

     10.  DEFAULT PROVISIONS

          10.1 INSOLVENCY. If, during the Term, Lessee shall be declared insolvent or bankrupt; or if any assignment of Lessee's property shall be made for the benefit of creditors or otherwise; or if Lessee's leasehold interest herein shall be levied upon under execution or seized by virtue of any writ of any court of law, where such writ is not dismissed, stayed or vacated within 60 days after the date of entry thereof; or a trustee in bankruptcy or a receiver be appointed for the property of Lessee, where possession of the property is not restored to Lessee within 60 days; any such occurrence shall be a material default of this Lease, and entitle Lessor at its election to terminate the Lease.

          10.2 NON-PAYMENT, BREACH. Lessee shall be in default if it fails to pay the rental or to make any other payment required to be made by Lessee hereunder, if such failure continues for a period of five days after receipt of written notice thereof from Lessor, or if Lessor fails to perform any other obligation required of Lessee within 30 days after written notice by Lessor, specifying such failure to perform; provided that if the nature of Lessee's obligation is such that more than 30 days are required for performance, then Lessee shall not be in default if Lessee commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In the event of such default, the Lease and all rights, title and interest of Lessee hereunder shall, at the option of Lessor, terminate, and Lessee will then quit and surrender the Premises to Lessor, or Lessor may pursue any other remedy available at law or equity.

          10.3 RIGHT TO TERMINATE. Notwithstanding any such reletting without termination after a default by Lessee, Lessor may at any time thereafter during the Term elect to terminate the Lease. In the event that Lessor shall at any time terminate this Lease by reason of breach thereof by Lessee, then Lessor, in addition to any other remedy it may have, may recover from Lessee any damages provided for in California Civil Code Sections 1951.2 incurred by reason of such breach including, without limitation, the amount by which the rent then unpaid for the balance of the Term exceeds the amount of such rental loss for the same period which the Lessee proves could be reasonably avoided by Lessor.

          10.4 DEFAULT BY LESSOR. Lessor will be in default if Lessor fails to perform any obligation required of Lessor within 30 days after written notice by Lessee, specifying such failure to perform; provided that if the nature of Lessor's obligation is such that more than 30 days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In the event of such default, Lessee may at its option terminate this Lease and/or pursue any other remedy available at law or equity.

     11.0  EXPIRATION OR TERMINATION

           11.1 SURRENDER OF POSSESSION. Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, subject to the terms of Paragraph 7.4 above, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear. Upon termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding Lessee founded on such delay.

          11.2 HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises after expiration of the Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly rental equivalent to the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder shall remain in force and effect on said month to month basis.

          11.3 VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or operate as an assignment to Lessor of any or all such subleases or subtenancies.

     12.0  CONDEMNATION OF PREMISES

           12.1 TOTAL CONDEMNATION. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation at any time during the Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease.

          12.2 PARTIAL CONDEMNATION. If any portion of the Premises is taken by condemnation during the Term, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation this Lease shall remain in full force and effect; except that in the event of a partial taking which exceeds 20% of the floor area of the Premises or otherwise materially interferes with Lessee's operations on the Premises, then Lessee shall have the right to terminate this Lease effective upon the date of transfer of title. Moreover, Lessor shall have the right to terminate this Lease as to any building in which the Premises are located effective on the date of transfer of title if more than 33% of the total floor area of such building is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Paragraph by serving written notice to the other within 30 days of their receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If this Lease shall not be terminated, the rent after such partial taking shall be reduced in proportion to the value of the portion of the Premises taken. Any sums owing hereunder which are calculated on the basis of Lessee's pro rata share shall also be adjusted to reflect the decreased square footage of the Premises due to the condemnation. If Lessee's continued use of the Premises requires alterations and repairs by reason of a partial taking, all such alterations and repairs shall be made by Lessor at Lessor's expense; provided that if Lessee receives compensation for such alterations or repairs from the Condemnor, Lessee shall pay the amount of such compensation to Lessor and such alterations and repairs shall be made by Lessor.

          12.3 AWARD TO LESSEE. If all or any part of the Premises is taken by condemnation during the Term, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation, Lessee shall be entitled to any and all compensation, damages, income, rents, awards, or any interest whatsoever which may be awarded by the condemning authority in connection with the value of Lessee's leasehold interest, its leasehold improvements and fixtures, or with loss of or damage to Lessee's personal property on the Premises or with moving expenses and other severance damages.

     13.0  ENTRY BY LESSOR

           Lessee shall permit Lessor and its agents to enter the Premises at reasonable times and after reasonable advance notice for any of the following purposes: to inspect the Premises; to maintain the buildings in which the Premises are located; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the buildings in which the Premises are located; to show the Premises and post "To Lease" signs for the purposes of reletting during the last 90 days of the Term; to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. If such entry (other than entry to repair the Premises after a casualty loss) shall interfere with Lessee's use and enjoyment of 25% or more of the floor area of the Premises for more than 5 consecutive business days, Lessee shall have the right to abate the rent otherwise payable under this Lease in proportion to the degree of interference for as long as such interference continues. If such interference shall continue for more than 45 consecutive business days, Lessee shall have the right to terminate this Lease if Lessor can be shown not to have exercised due diligence in alleviating such interference.

     14.0  INDEMNIFICATION

           Except as may arise from Lessor's negligence or willful misconduct, or that of Lessor's agents, contractors, employees, servants, or licensees (collectively, Lessor's "authorized agents"), Lessee shall indemnify, defend and hold Lessor harmless from any and all claims arising from Lessee's use of the Premises or from any activity or work which may be permitted or suffered by Lessee in or about the Premises (other than activity or work performed by Lessor or its authorized agents) and shall further indemnify, defend and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any of Lessee's obligations under this Lease or arising from any negligence or willfull misconduct of Lessee or any of its agents, contractors, employees, servants, or licensees (collectively, Lessee's "authorized agents"), and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

           Except as may arise from Lessee's negligence or willful misconduct, or that of Lessee's authorized agents, Lessor shall indemnify, defend and hold Lessee harmless from any and all claims arising from any activity or work which may be permitted or suffered by Lessor in or about the Property (other than activity or work performed on the Premises which is not performed by Lessor or its authorized agents) and shall further indemnify, defend and hold Lessee harmless from and against any and all claims arising from any breach or default in the performance of any of Lessor's obligations under this Lease or arising from any negligence or willful misconduct of Lessor or any of its authorized agents, and from any and all costs, attorneys' fees, expenses and liabilities incurred in defense of any claim or action or proceeding brought thereon.

     15.0  ASSIGNMENT AND SUBLETTING

           Lessee shall not assign this Lease in whole or in part, or sublet the Premises or any part thereof, or license the use of all or any portion of the Premises or business conducted thereon, or encumber or hypothecate this Lease, without first obtaining the written consent of Lessor, which consent will not be unreasonably withheld; provided that no consent shall be required if Lessor shall assign or transfer this Lease or sublet all (but not a part of) the Premises to any person or entity resulting from the consolidation, merger or liquidation of Lessee into or with such person or entity, or to any Affiliate of Lessee, or to any person or entity acquiring all or substantially all of its assets and assuming or agreeing to perform all of the obligations of Lessee under this Lease. For purposes of this paragraph a person or entity shall be an "Affiliate" of Lessee if it controls, is controlled by, or is under common control with, Lessee. "Control" for this purpose means ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least 50% of the beneficial interests in the case of an entity other than a corporation. If Lessee proposes to sublet the Premises and such subletting requires Lessor's consent, Lessee shall submit in writing to the Lessor: (a) the name and legal composition of the proposed sublessee; (b) the nature of the proposed sublessee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease; and
(d) such financial and other reasonable information as Lessor may request concerning the proposed sublessee. Any assignment, subletting, licensing, encumbering, or hypothecating of this Lease without such prior written consent as required herein shall, at the option of Lessor, constitute a breach of this Lease. Lessor's consent to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. Notwithstanding any subletting or assignment with Lessor's consent, or any subletting or assignment to an Affiliate, Lessee shall remain fully liable on this Lease and shall not be released from its obligations hereunder without Lessor's prior written consent.

     16.0  DAMAGE OR DESTRUCTION

           16.1 RIGHT TO TERMINATE ON DESTRUCTION OF PREMISES. Lessor shall have the right to terminate this Lease as to any building in which the Premises are located if, during the Term, such building is damaged to an extent exceeding 33% of the then reconstruction cost of the building as a whole. If any portion of the Premises is damaged by an uninsured peril to an extent exceeding 20% of the then reconstruction cost of the Premises as a whole, then Lessor shall have a right to terminate this Lease as to the portion of the Premises so damaged or, if a major portion of the Premises is affected, as to the entire Premises. However, notwithstanding the foregoing, if any such damage described in this Paragraph occurs, Lessee shall have the right to elect, by written notice within 20 days after Lessor notifies Lessee of Lessor's determination to terminate the Lease under this Paragraph, to repair such damage at its cost and expense and thereby continue the Lease in force and effect. Lessor shall notify Lessee in writing of its determination to terminate this Lease due to such damage or destruction within 30 days after the occurrence of such damage or destruction, and the termination shall become effective as of the date of such notice if Lessee does not elect to perform the repairs as set forth above within 20 days after such notice. If Lessee does elect to perform the repairs, then Lessor shall pay to Lessee to use for such purpose all of the insurance proceeds Lessor has received for such damage or destruction to the extent of costs actually incurred by Lessee in performing the repairs.

     16.2 REPAIRS BY LESSOR. If Lessor shall not elect to terminate this Lease pursuant to Paragraph 16.1 (or if Lessor has no right to terminate pursuant to such paragraph) Lessor shall, immediately upon receipt of insurance proceeds paid in connection with such casualty, if any, but in no event later than 30 days after such damage has occurred, proceed diligently and promptly to repair or rebuild the Premises, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Lessor. Lessee shall be liable for the repair or replacement of Lessee's fixtures and leasehold improvements (except those which Lessor may require Lessee to remove on termination) not covered by the property insurance described in Paragraph 6.2.

     16.3 REDUCTION OF RENT DURING REPAIRS. In the event Lessee is able to continue to conduct its business after any damage or destruction or during the making of repairs, the rent then prevailing will be equitably reduced in proportion to the degree of interference with Lessee's use and occupancy of the Premises. No rent shall be payable while the Premises are wholly unuseable due to casualty damage.

     16.4 LESSEE'S RIGHT TO TERMINATE. If the Premises are damaged and Lessee determines, based on a bona fide and reasonable estimate, that the time required for substantial completion of the restoration exceeds 180 days from the date of the damage, then Lessee may at its option terminate the Lease upon 30 days written notice; provided, however, that Lessee will not have a right to terminate this Lease in such event if within 20 days after receipt of Lessee's termination notice, Lessor commits in writing to provide comparable temporary quarters which Lessee reasonably approves, at a reasonable rental (not to exceed the rent payable under this Lease for the same amount of space), within 60 days after the date of the damage or destruction, and Lessor restores the Premises in a timely manner so that Lessee may reoccupy the Premises within one year after it commences occupying the temporary quarters. Additionally, if Lessor fails to proceed with reasonable diligence to restore the Premises after 30 days have elapsed from the date the damage occurred, and does not take reasonable steps to correct such failure within five days after written notice thereof by Lessee, Lessee may terminate the Lease immediately by further written notice.

     16.5 LESSOR'S OVERRIDING RIGHT TO TERMINATE. Notwithstanding anything to the contrary herein, in the event of any damage or destruction of the Premises, if (i) the discounted present value of the rent due hereunder for the balance of the Term, using as the discount rate the prime commercial lending rate in effect at the Bank of America as of the date Lessor is to commence repairs pursuant to Paragraph 16.2 hereof (but in no event to exceed 18 percent per annum), is less than (ii) the discounted present value (discounted on the same basis) of the cost of repairing the damage to the Premises based upon a bona fide reasonable estimate; then Lessor may at its option terminate this Lease upon 30 days' written notice subject to Lessee's rights as set forth below. Lessor shall deliver to Lessee written notice of its intention to terminate pursuant to this Paragraph within 30 days after the date of damage or destruction to the Premises, together with all relevant information relating to Lessor's calculation of items (i) and (ii) above. Lessee within 30 days after receipt of such notice may at its option, by written notice to Lessor, (i) extend the period for which the discounted present value of rent is determined under this Paragraph by committing to extend the term for all or a portion of the 14-year option term (in increments of two years), in which case such present value shall be recalculated accordingly; or (ii) elect to make the repairs necessary to restore the Premises at Lessee's own cost and expense and thereby prevent termination of this Lease under this Paragraph. If Lessee elects to make such repairs in order to prevent termination of this Lease pursuant to this Paragraph, Lessee shall not be entitled to use of Lessor's insurance proceeds.

     17.0  PARKING

           During the Term, Lessee and its employees, customers, invitees and licensees shall have the exclusive use of 90 parking spaces adjacent to the Property as designated by Lessor from time to time, provided that Lessor shall locate a block of 70 of such spaces in close proximity to Building R and a block of 20 of such spaces in close proximity to Building N. Lessee shall also have the exclusive right during the Term to use the parking lot on 53rd Street as designated on Exhibit E attached hereto. For two months after the Commencement Date Lessor shall also permit Lessee to continue to use without any additional charge all of the parking area which Lessee is using prior to the Commencement Date, provided that Lessee will cooperate in making portions of such parking area accessible for making improvements during that time. Pursuant to Paragraph 7.5, Lessor shall complete the parking lot improvements included in Exhibit C no later than June 30, 1985. All parking rights granted hereunder shall be deemed a part of this Lease and shall continue during the Term without additional consideration owing by Lessee. Lessor shall at its sole cost and expense keep and maintain the parking areas in good condition and repair, and shall enforce parking regulations to ensure the exclusivity of Lessee's 90 parking spaces. Lessee shall maintain the visitor's parking lot on 53rd Street.

     18.0  MISCELLANEOUS PROVISIONS

           18.1 WAIVER. No waiver of any breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any other breach or to be a consent to any further or succeeding breach of the same or other covenant or condition.

           18.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

           18.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and either personally delivered or sent by certified mail, return receipt requested, postage prepaid, properly addressed to the other party at the address set forth next to its signature below, or at such other address or addresses as may from time to time be designated in like manner by one party to the other. Any such notice shall be deemed given when personally delivered or on the date indicated on the Post Office's certified mail receipt.

           18.4 NUMBER AND GENDER. All terms in this Lease shall be construed to include either the singular or the plural, masculine, feminine or neuter, as the situation may demand.

           18.5 DESCRIPTIVE HEADINGS. The heading used herein and in any of the documents attached hereto as schedules, lists or exhibits are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

           18.6 TIME IS OF THE ESSENCE. In all matters time is of the essence in the performance of all obligations under this Lease.

           18.7 ENTIRE AGREEMENT. This Lease and the documents attached hereto as schedules, lists or exhibits, constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to such subject matter. The provisions of this Lease may be waived, altered, amended or repealed in whole or in part only upon the written consent of Lessor and Lessee.

           18.8 MEMORANDUM OF LEASE. In the event Lessor or Lessee request a recording, Lessor and Lessee shall execute and acknowledge a memorandum of this Lease in a form approved by the parties setting forth in said memorandum the description of the Premises, the date of the Lease, the Commencement Date and the Term. Said memorandum of Lease may be recorded in the Recorder's Office of the County in which the Premises are located.

           18.9 APPLICABLE LAW. This Lease Agreement shall be construed and interpreted in accordance with the laws of the State of California.

           18.10 CORPORATE AUTHORITY. Each individual executing this Lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms.

           18.11 LITIGATION EXPENSE. If any party shall bring an action against any other party hereto by reason of the breach of any covenant, warranty, representation or condition hereof, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to such party's cost of suit and reasonable attorney's fees, as fixed by the court.

           18.12 SUBORDINATION OF LEASEHOLD. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof; provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Lessee agrees to execute any reasonable instruments in writing which may be reasonably required by Lessor to subordinate Lessee's rights to the lien of such mortgage.

           18.13 LESSEE'S CERTIFICATE. Within 15 days following Lessor's request, Lessee shall complete, execute and deliver to Lessor a Lessee's Certificate, setting forth the information reasonably requested therein, to the effect that Lessor is not in default under the Lease and that the Lease is unmodified (except as described) and is in full force and effect, all to Lessee's best knowledge. It is intended that such Certificate may be relied upon by any prospective purchaser, lender or assignee of any lender of the Premises. Any such Certificate shall contain language such that nothing therein shall be deemed a waiver of any right or cause of action based on any fact of which Lessee has no knowledge due to Lessor's concealment or failure to disclose such fact.

           18.15 ATTORNMENT. Lessee shall, in the event of any sale of the Premises or if proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, installment land contact or deed of trust made by Lessor covering the Premises, attorn to the mortgagee or the purchaser upon any such foreclosure or sale and recognize such mortgagee or purchaser as Lessor under this Lease.

           18.6 ARBITRATION. In the event of any dispute concerning a factual determination under Paragraph 12.0 or 16.0 then such dispute shall be settled by arbitration in accordance with the rules of the American Arbitration Association as then in effect, and judgment upon any award rendered by the arbitration may be entered in any court having jurisdiction. The expenses of arbitration shall be borne by the parties as allocated by the arbitrators.

           18.7 INTEREST. Any sums owing by one party to the other under this Lease, other than rent payable under Paragraphs 4.1 and 4.2, shall bear interest from the date of written demand for such sum at a rate per annum equal to the prime rate of the Bank of America in effect on the date of such demand.

     IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first written above.


LESSOR:                                LESSEE:


BGR ASSOCIATES                         CETUS CORPORATION
- -----------------------------
1120 Nye Street, Suite 400
San Rafael, CA 94915                   1400 53rd Street
                                       ------------------------------

                                       Emeryville, CA 94526
                                       ------------------------------
                                                  Address

By /s/ Richard K. Robbins              By /s/ Robert E. Havranek
  ---------------------------            ----------------------------
         (Signature)                            (Signature)


RICHARD K. ROBBINS                        /S/ ROBERT E. HAVRANEK
GENERAL PARTNER                               VICE PRESIDENT
- -----------------------------          ------------------------------
(Print Name and Title)                 (Print Name and Title)

                               AMENDMENT TO LEASE
                               ------------------

          AMENDMENT to that certain Lease (the "Lease") dated December 17, 1984 between BGR ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP ("LESSOR") and CETUS CORPORATION, a Delaware corporation ("LESSEE"), which Amendment is made and entered into effective the ____1_____ day of ___February___, 198_6_.

                                 R E C I T A L:
                                 --------------

          LESSOR and LESSEE desire to amend certain terms of the Lease as set forth herein.

                               A G R E E M E N T:
                               ------------------

     NOW, THEREFORE, the parties hereby agree to amend the Lease as set forth below. All paragraph references relate to the Lease, and unless otherwise defined, all defined terms shall have the meaning set forth in the Lease.

          PARAGRAPH 2.1. In addition to the Premises, LESSEE shall in conjunction with Chiron Corporation share the use of 480 square feet of space on N-2 which is designated in Exhibit A attached to this Amendment and incorporated herein.

          PARAGRAPH 4.0. There is added a new Paragraph 4.6 as follows:

          "Commencing February 1, 1986, LESSEE shall pay to LESSOR in addition to all other charges owing hereunder and without deduction, offset, prior notice or demand, the sum of $108.00 per month, as rent for 240 square feet of the 480 square feet on N-2 (the "N-2 Common Area"), which is outlined on Exhibit A attached hereto and incorporated herein. Rent for the N-2 Common Area is being split equally between LESSEE and Chiron Corporation. On June 1, 1986 and thereafter the monthly rent for the N-2 Common Area shall be $156.00, which sum is calculated at $.65 per square foot per month, subject as of

          June 1, 1986 to adjustment by adding to such amount the GREATER of, (a) an amount determined by multiplying such amount by 2/3 of the percentage increase in the CPI, as defined in Paragraph 4.2 below, occurring between June 1, 1986 and the same date of the preceding year or (b) seven percent of such amount. Further adjustments shall be made each succeeding June 1 of the term in the same manner as set forth above, except that the CPI increase shall be measured by comparing the CPI on the date of the adjustment to the CPI on the same date of the preceding year."

          PARAGRAPH  4.0  There is added a new Paragraph 4.7 as follows:

          "Commencing February 1, 1986, LESSEE shall pay to LESSOR in addition to all other charges owing hereunder a portion of the rent owing (as calculated below) for the entry area on the first floor of Building Q, which area is outlined in red on Exhibit B attached hereto (the "Entry Area"). The rent for the Entry Area shall be calculated at $.65 per square foot, and LESSEE shall be responsible for 30.77% of the rent so calculated for the Entry Area. (Rider 1 attached) LESSEE shall pay its share of the rent for the Entry Area to LESSOR in advance on the first day of each calendar month during the Term,
          commencing February 1, 19   without deduction, offset,
          prior notice or demand."

          Except an specifically amended herein, the Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.


LESSOR:                             LESSEE:

BGR ASSOCIATES                      CETUS CORPORATION
A CALIFORNIA LIMITED PARTNERSHIP
1120 Nye Street, Suite 400          ------------------------------
San Rafael, CA 94915
                                    ------------------------------
                                             (Address)

By   /s/ RICHARD K. ROBBINS         By  /s/ ROBERT E. HAVRANEK
   ------------------------------      ----------------------------
     RICHARD K. ROBBINS,                     Robert E. Havranek
     General Partner                   ----------------------------
                                               Vice President


                                      -2-